Exhibit 5

Execution Version

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”), dated as of September 16, 2009, is made by and among CAPRIUS, INC., a Delaware corporation (“Caprius”), M.C.M. ENVIRONMENTAL TECHNOLOGIES, INC., a Delaware corporation (“M.C.M.”), M.C.M. ENVIRONMENTAL TECHNOLOGIES LTD., an Israeli corporation (“M.C.M. Israel”), the Additional Pledgors (as defined in Section 14(k)) (together with Caprius, M.C.M. and M.C.M. Israel, collectively, the “Pledgors” and each (including Caprius, M.C.M. and M.C.M. Israel) individually, a “Pledgor”), VINTAGE CAPITAL GROUP, LLC, a Delaware limited liability company (together with its successors and assigns, collectively, the “Secured Party”), as an inducement to the Secured Party to enter into that certain Securities Purchase and Sale Agreement of even date herewith (as may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) and the transactions contemplated thereby. All Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Purchase Agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

1. Definitions and Construction.

(a) Definitions. All initially capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Purchase Agreement. As used in this Agreement:

“Agreement” shall have the meaning specified therefor in the preamble hereto.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101, et seq.), as amended, and any successor statute.

“Code” means the Uniform Commercial Code as in effect in the State of New York on the date hereof; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Secured Party’s Liens on any Pledged Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies; provided further that terms used herein which are defined in the Code as in effect on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment thereof except as the Secured Party may otherwise determine.

“Chief Executive Office” means the address of the chief executive office of Pledgor set forth on Schedule B to this Agreement.

“Debt” shall mean all indebtedness for borrowed money owed to any Pledgor, whether or not evidenced by any Instrument, including, without limitation, all indebtedness identified as “Pledged Debt” on Schedule A (or any addendum thereto), the instruments, if any, evidencing any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Equity Interests” means all shares, units, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, or equivalent entity, whether voting or nonvoting, including general partner partnership interests, limited partner partnership interests, limited liability company membership interests, common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act); in each case whether constituting “general intangibles” or “investment property” or otherwise under (and as defined in) the Code.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

“Future Rights” shall mean: (a) all Equity Interests (other than the Pledged Interests existing on the Closing Date) of the Issuers, and all securities convertible or exchangeable into, and all warrants, options, or other rights to purchase, Equity Interests of any Person in which any Pledgor, after the date of this Agreement, acquires a direct equity interest, irrespective of whether such Person is or becomes a Subsidiary of Pledgor; (b) to the extent of each Pledgor’s interest therein, all shares of, all securities convertible or exchangeable into, and all warrants, options, or other rights to purchase Equity Interests of each Issuer; (c) the certificates or instruments representing such additional Equity Interests, convertible or exchangeable securities, warrants, and other rights and all dividends, cash, options, warrants, rights, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such Equity Interests; and (d) all Debt (other than the Pledged Debt existing on the Closing Date).

“Holder” and “Holders” shall have the respective meanings specified therefor in Section 3 hereto.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, or any other proceeding by or against any person or its assets relating to, formal or informal moratoria, compositions, marshaling, extensions generally with creditors, or seeking reorganization, arrangement, or other similar relief.

“Issuer” and “Issuers” shall mean each of the Persons identified as an Issuer on Schedule A attached hereto (or any addendum thereto), and any successors thereto, whether by merger or otherwise.

“Lender” and “Lenders” shall have the respective meanings specified therefor in the recitals hereto.

“Pledged Collateral” shall mean the Pledged Interests, the Future Rights, the Pledged Debt and the Proceeds, collectively.

“Pledged Debt” shall mean all of the Debt identified as Pledged Debt on Schedule A attached hereto (or any addendum thereto).

“Pledged Interests” shall mean all of the Equity Interests identified as Pledged Interests on Schedule A attached hereto (or any addendum thereto).

“Pledgor” shall have the meaning specified therefor in the preamble hereto.

“Proceeds” shall mean all proceeds (including proceeds of proceeds) of the Pledged Interests, Future Rights and Pledged Debt including all: (a) rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, accounts, contract rights, inventory, equipment, general intangibles, deposit accounts, chattel paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Pledged Interests, Future Rights, Pledged Debt or proceeds thereof (including any cash, Equity Interests, or other securities or instruments issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to the Issuers and any security entitlements, as defined in the Code, with respect thereto); (b) “proceeds,” as such term is used in the Code; (c) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Pledged Interests, Future Rights, Pledged Debt or proceeds thereof; (d) payments (in my form whatsoever) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Interests, Future Rights, Pledged Debt or proceeds thereof; and (e) other amounts from time to time paid or payable under or in connection with any of the Pledged Interests, Future Rights, Pledged Debt or proceeds thereof.

“Purchase Agreement” shall have the meaning specified therefor in the recitals hereto.

“Secured Obligations” shall mean all of the Pledgors’ present and future debts, obligations, and liabilities of whatever nature to the Secured Party, including, without limitation, (a) the Note and any PIK Notes (as defined in the Note) issued or deemed to be issued pursuant to the Note, (b) all obligations of each Pledgor arising from or relating to the Investment Documents, including, without limitation, this Agreement, and (c) transactions in which the documents evidencing the indebtedness refer to this grant of security interest as providing security therefor.

“Voidable Transfer” shall have the meaning specified therefor in Section 26 hereto.

(b) Construction.

(i) All terms used in this Agreement which are defined in Article 8 or Article 9 of the Code and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

(ii) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (f) any reference herein to the repayment in fill of the Secured Obligations shall mean the repayment in full in cash of all Secured Obligations other than contingent indemnification Secured Obligations. References in this Agreement to “determination” by the Secured Party include honestly made estimates by the Secured Party (in the case of quantitative determinations) and honestly held beliefs by the Secured Party (in the case of qualitative determinations). Any reference in this Agreement or in any of the other Investment Documents to this Agreement or any of the other Investment Documents shall include all alterations, amendments, restatements, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable. In the event of a direct conflict between the terms and provisions of this Agreement and the Purchase Agreement, it is the intention of the parties hereto that such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Purchase Agreement shall control and govern; provided, however, that the inclusion herein of additional obligations on the part of the Pledgors and supplemental rights and remedies in favor of the Secured Party, in each case in respect of the Collateral, shall not be deemed a conflict with the Purchase Agreement. Any reference herein to a Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in the other Investment Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty, as the accuracy and completeness of the information contained therein.

(iii) All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. Pledge. As security for the prompt payment and performance of the Secured Obligations in full by Pledgors when due, whether at stated maturity, by acceleration or otherwise (including amounts that would become due but for the operation of the provisions of the Bankruptcy Code), and as security for the prompt performance by each Pledgor of its respective covenants and duties under each Investment Document to which such Pledgor is a party, each Pledgor hereby pledges, grants, transfers, and assigns to the Secured Party, a security interest in all of such Pledgor’s right, title, and interest in and to the Pledged Collateral. Except as expressly set forth in the Purchase Agreement or any other Investment Document, no Pledgor has any authority, express or implied, to dispose of any item or portion of the Pledged Collateral.

3. Delivery and Registration of Pledged Collateral.

(a) All certificates, instruments or promissory notes representing or evidencing the Pledged Collateral shall be promptly delivered by the Pledgors to the Secured Party or the Secured Party’s designee pursuant hereto at a location designated by the Secured Party and shall be held by or on behalf of the Secured Party pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party.

(b) Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right, at any time in its discretion and without notice to the Pledgors, to transfer to or to register on the books of the Issuers (or of any other Person maintaining records with respect to the Pledged Collateral) in the name of the Secured Party or any of its nominees any or all of the Pledged Collateral. In addition, the Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

(c) If, at any time and from time to time, any Pledged Collateral (including any certificate or instrument representing or evidencing any Pledged Collateral) is in the possession of a Person other than the Secured Party or a Pledgor (a “Holder”), then the Pledgors shall promptly cause such Pledged Collateral to be delivered into the Secured Party’s possession pursuant to the Code or other applicable law governing the perfection of the Secured Party’s security interest in the Pledged Collateral in the possession of such Holder. Each such notification/instruction and acknowledgment shall be in form and substance satisfactory to the Secured Party.

(d) Any and all Pledged Collateral (including dividends, interest, and other cash distributions) at any time received or held by any Pledgor, shall be segregated from other funds or property of such Pledgor, shall be so received or held in trust for the Secured Party and shall be forthwith delivered to the Secured Party in the same form as so received or held, with any necessary endorsements; provided that cash dividends, cash interest or distributions received by any Pledgor, if and to the extent they are expressly permitted by the Purchase Agreement, may be retained by such Pledgor in accordance with Section 4 and used in the ordinary course of such Pledgor’s business.

(e) If at any time and from time to time any Pledged Collateral consists of an uncertificated security or a security in book entry form, then each Pledgor shall promptly cause such Pledged Collateral to be registered or entered, as the case may be, in the name of the Secured Party, or otherwise cause the security interest held by the Secured Party to be perfected in accordance with applicable law.

4. Voting Rights and Dividends.

(a) So long as (i) no Event of Default shall have occurred and be continuing, or (ii) if an Event of Default has occurred and is continuing, the applicable Pledgor shall not have received the written notice from the Secured Party and described below in Section 4(b), each Pledgor shall be entitled to exercise any and all voting, management and other consensual rights pertaining to the Pledged Collateral applicable to it or any part thereof for any purpose not inconsistent with the terms of the Investment Documents and shall be entitled to receive and retain any cash dividends or distributions paid in respect of the Pledged Collateral if and to the extent they are expressly permitted by the Purchase Agreement.

(b) Upon the occurrence and during the continuation of an Event of Default (i) the Secured Party may, at its option, and in addition to all rights and remedies available to the Secured Party under any other agreement at law, in equity or otherwise, immediately exercise all voting rights and all other ownership or consensual rights in respect to the Pledged Interests owned by such Pledgor, but under no circumstances is the Secured Party obligated by the terms of this Agreement to exercise such rights, and (ii) if the Secured Party duly exercises its right to vote any of such Pledged Interests, each Pledgor hereby appoints the Secured Party as Pledgor’s true and lawful attorney in fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner the Secured Party deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power of attorney granted hereby is coupled with an interest and shall be irrevocable until the termination of this agreement in accordance with Section 25 at which time such power of attorney shall automatically terminate.

(c) For so long as any Pledgor shall have the right to vote the Pledged Interests owned by it, such Pledgor covenants and agrees that it will not, without the prior written consent of the Secured Party, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of the Secured Party or the value of the Pledged Interests.

5. Representations and Warranties. Each Pledgor jointly and severally represents and warrants to the Secured Party as follows:

(a) Each Pledgor has taken all steps necessary or appropriate to be informed on a continuing basis of changes or potential changes affecting the Pledged Collateral (including rights of conversion and exchange, rights to subscribe, payment of dividends, reorganizations or recapitalization, tender offers and voting rights), and each Pledgor agrees that the Secured Party shall not have any responsibility or liability for informing any Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto;

(b) All of the information herein or hereafter supplied to the Secured Party by or on behalf of any Pledgor in writing with respect to the Pledged Collateral is, or in the case of information hereafter supplied will be, accurate and complete in all material respects;

(c) Each Pledgor is and will be the sole legal and beneficial owner of the Pledged Collateral purported to be owned by such Pledgor (including the Pledged Interests and all other Pledged Collateral acquired by such Pledgor after the date hereof) free and clear of any adverse claim, Lien, or other right, title, or interest of any party, other than the Liens held by the Secured Party;

(d) This Agreement, and the delivery to the Secured Party of the Pledged Interests representing Pledged Collateral to the extent evidenced by a certificate (or the delivery to all Holders of the Pledged Interests representing Pledged Collateral of the notification/instruction referred to in Section 3 of this Agreement), creates a valid, perfected, and first priority security interest in one hundred percent (100%) of the Pledged Interests in favor of the Secured Party securing payment of the Secured Obligations, and all actions necessary to achieve such perfection have been duly taken;

(e) Schedule A to this Agreement (as amended in accordance with the terms hereof) is true and correct and complete in all respects; without limiting the generality of the foregoing: (i) all the Pledged Interests (to the extent designated as such on Schedule A) are in certificated form, and, except to the extent registered in the name of the Secured Party or its nominee pursuant to the provisions of this Agreement, are registered in the name of the applicable Pledgor; and (ii) the Pledged Interests as to each of the Issuers constitute at least the percentage of all the fully diluted issued and outstanding Equity Interests of such Issuer as set forth in Schedule A to this Agreement;

(f) The Pledged Interests that are interests in general partnerships, limited partnerships or limited liability companies (i) are not dealt in or traded on securities exchanges or in securities markets, (ii) do not have terms expressly providing that they are securities governed by Article 8 of the Code, and (iii) are not investment company securities, and are not, therefore, “securities” governed by Article 8 of the Code;

(g) There are no presently existing Future Rights or Proceeds owned by any Pledgor;

(h) The Pledged Interests have been duly authorized and validly issued and are fully paid and nonassessable;

(i) Neither the pledge of the Pledged Collateral pursuant to this Agreement nor the extensions of credit represented by the Secured Obligations violate Regulation T, U or X of the Board of Governors of the Federal Reserve System;

(j) Each direct Subsidiary of each Pledgor is an Issuer of Pledged Interests that have been pledged hereunder;

(k) No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the pledge by any Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by any Pledgor, or (ii) for the exercise by the Secured Party of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally; and

(l) This Agreement has been duly authorized, executed and delivered by each Pledgor and constitutes a legal, valid and binding obligation of each Pledgor enforceable against such Pledgor in accordance with its terms.

6. Further Assurances.

(a) Each Pledgor jointly and severally agrees that from time to time, at its expense, each Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or reasonably desirable, or that the Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor will: (i) at the request of the Secured Party, mark conspicuously each of its records pertaining to the Pledged Collateral with a legend, in form and substance reasonably satisfactory to the Secured Party, indicating that such Pledged Collateral is subject to the security interest granted hereby; (ii) authorize such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or reasonably desirable, or as the Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby; (iii) allow inspection during reasonable hours of the Pledged Collateral by the Secured Party or Persons designated by the Secured Party from time to time hereafter; and (iv) appear in and defend any action or proceeding that may affect such Pledgor’s title to or the Secured Party’s security interest in the Pledged Collateral.

(b) Each Pledgor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Pledged Collateral without the signature of such Pledgor where permitted by law. A carbon, photographic, or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c) Each Pledgor will furnish to the Secured Party, upon the request of the Secured Party, (i) a certificate executed by an authorized officer of such Pledgor, and dated as of the date of delivery to the Secured Party, itemizing in such detail as the Secured Party may request, the Pledged Collateral which, as of the date of such certificate, has been delivered to the Secured Party by such Pledgor pursuant to the provisions of this Agreement; and (ii) such statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Secured Party may request.

(d) Each Pledgor will, upon obtaining ownership of any Future Rights, promptly (and in any event within three (3) Business Days) deliver to the Secured Party a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Schedule C hereto (a “Pledge Amendment”) in respect of any such Future Rights, pursuant to which such Pledgor shall pledge to the Secured Party all of such Future Rights, and in connection with such pledge, with respect to any Pledged Collateral evidenced by certificates or instruments, provide evidence that such Pledgor shall have complied with Section 3 hereof. The Pledge Amendment shall, from and after the delivery thereof constitute part of Schedule A hereto. Each Pledgor hereby authorizes the Secured Party to attach each Pledge Amendment to this Agreement and agrees that all Pledged interests listed on any Pledge Amendment delivered to the Secured Party shall for all purposes hereunder be considered Pledged Collateral and such Pledgor shall be deemed to have made the representations and warranties set forth in Section 5 hereof with respect to Future Rights.

(e) If any Pledged Interests are or become evidenced by certificates or any other instrument, each Pledgor shall immediately deliver all such certificates or instruments to the Secured Party together with duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party.

7. Covenants of Pledgors. So long as any of the Secured Obligations shall remain unpaid, each Pledgor jointly and severally covenants and agrees that it will:

(a) Perform each and every covenant in any of the Investment Documents applicable to such Pledgor;

(b) At all times keep at least one complete set of its records concerning substantially all of the Pledged Collateral pledged by each Pledgor hereunder at such Pledgor’s respective Chief Executive Office as set forth in Schedule B hereto, and not change the location of such Chief Executive Office or of such records without giving the Secured Party at least thirty (30) days prior written notice thereof;

(c) Not permit any of the Issuers to: (i) authorize the amendment of or amend the certificate of formation, partnership agreement, limited liability company agreement or other similar governing documents of such Issuer that is a general partnership, limited partnership or limited liability company to provide that the Capital Stock of such Issuer is governed by Article 8 of the Code, or (ii) authorize the issuance of or issue certificates evidencing the Capital Stock of such Issuer that is a general partnership, limited partnership or limited liability company;

(d) To the extent it may lawfully do so, use its best efforts to prevent the Issuers from issuing Future Rights or Proceeds, except for cash dividends and other distributions, if any, that are not prohibited by the terms of the Purchase Agreement to be paid by any Issuer to Pledgor; and

(e) Upon receipt by any Pledgor of any material notice, report, or other communication from any of the Issuers or any Holder relating to all or any part of the Pledged Collateral, deliver a copy of such notice, report or other communication to the Secured Party as soon as possible, but in no event later than five (5) Business Days following the receipt thereof by such Pledgor.

8. The Secured Party as Pledgors’ Attorney-in-Fact.

(a) Each Pledgor hereby irrevocably appoints the Secured Party as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, the Secured Party or otherwise, from time to time at the Secured Party’s discretion, to take any action and to execute any instrument that the Secured Party may reasonably deem necessary or advisable to exercise the powers, rights and remedies granted to the Secured Party hereunder, including: (i) upon the occurrence and during the continuance of an Event of Default, to receive, endorse, and collect all instruments made payable to any Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof to the extent permitted hereunder and to give full discharge for the same and to execute and file governmental notifications and reporting forms in connection therewith; (ii) to issue any notifications/instructions the Secured Party deems necessary pursuant to Section 3 of this Agreement; (iii) to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any of the Pledged Collateral of such Pledgor or otherwise to enforce the rights of the Secured Party with respect to any of the Pledged Collateral; or (iv) upon the occurrence and during the continuance of an Event of Default, to arrange for the transfer of the Pledged Collateral on the books of any of the Issuers or any other Person to the name of the Secured Party or to the name of the Secured Party’s nominee.

(b) In addition to the designation of the Secured Party as such Pledgor’s attorney-in-fact in subsection (a), each Pledgor hereby irrevocably appoints the Secured Party as such Pledgor’s agent and attorney-in-fact with power to make, execute and deliver any and all documents and writings which may be necessary or appropriate for approval of, or be required by, any regulatory authority located in any city, county, state or country where such Pledgor or any of the Issuers engage in business, in order to transfer or to more effectively transfer any of the Pledged Interests or otherwise enforce the rights granted hereunder to the Secured Party for the benefit thereof, exercisable only at such time as an Event of Default has occurred and is continuing.

9. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default:

(a) The Secured Party may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (irrespective of whether the Code applies to the affected items of Pledged Collateral), and the Secured Party may also without notice (except as specified below), sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. To the maximum extent permitted by applicable law, the Secured Party may be the purchaser of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply all or any part of the Secured Obligations as a credit on account of the purchase price of any Pledged Collateral payable at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days notice to such Pledgor of the time and place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, each Pledgor hereby waives any claims against the Secured Party arising because the price at which any Pledged Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. All cash proceeds received by the Secured Party in respect of any sale of collection from or other realization upon all or any part of the Pledged Collateral shall be applied against the Secured Obligations in the order set forth in the Note. In the event the proceeds of Pledged Collateral are insufficient to satisfy all of the Secured Obligations in full, the Pledgors shall remain jointly and severally liable for any such deficiency.

(b) Each Pledgor hereby agrees that any sale or other disposition of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, or other financial institutions in the County of Los Angeles, State of California in disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable.

(c) Pledgor hereby acknowledges that the sale by the Secured Party of any Pledged Collateral pursuant to the terms hereof in compliance with the Securities Act, as well as applicable “Blue Sky” or other state securities laws may require strict limitations as to the manner in which the Secured Party or any subsequent transferee of the Pledged Collateral may dispose thereof. Each Pledgor acknowledges and agrees that in order to protect the Secured Party’s interest it may be necessary to sell the Pledged Collateral at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering under the Securities Act. Each Pledgor has no objection to a sale made in such a manner and agrees that the Secured Party shall have no obligation to obtain the maximum possible price for the Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor agrees that, upon the occurrence and during the continuation of an Event of Default, the Secured Party may, subject to applicable law, from time to time attempt to sell all or any part of the Pledged Collateral by a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Secured Party may solicit offers to buy the Pledged Collateral or any part thereof for cash, from a limited number of investors deemed by the Secured Party, in its reasonable judgment, to be institutional investors or other responsible parties who might be interested in purchasing the Pledged Collateral. If the Secured Party shall solicit such offers, then the acceptance by the Secured Party of one of the offers shall be deemed to be a commercially reasonable method of disposition of the Pledged Collateral.

(d) If the Secured Party shall determine to exercise its right to sell all or any portion of the Pledged Collateral pursuant to this Section, each Pledgor agrees that, upon request of the Secured Party, such Pledgor will, at its own expense:

(i) use its best efforts to execute and deliver, and cause the Issuers and the directors and officers thereof to execute and deliver, all such instruments and documents, and to do or cause to be done all such other acts and things, as may be necessary, or in the opinion of the Secured Party, advisable to register such Pledged Collateral under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectuses which, in the opinion of the Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

(ii) use its best efforts to qualify the Pledged Collateral under the state securities laws or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Secured Party;

(iii) cause the Issuers to make available to their respective security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act;

(iv) execute and deliver, or cause the officers and directors of the Issuers to execute and deliver, to any person, entity or governmental authority as the Secured Party may deem necessary or appropriate, any and all documents and writings which, in the Secured Party’s reasonable judgment, may be necessary for approval, or be required by, any regulatory authority located in any city, county, state or country where such Pledgor or the Issuers engage in business, in order to transfer or to more effectively transfer the Pledged Interests or otherwise enforce the Secured Party’s rights hereunder; and

(v) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law. Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced.

(e) EACH PLEDGOR EXPRESSLY WAIVES TO THE MAXIMUM EXTENT PERMITTED BY LAW: (i) ANY CONSTITUTIONAL OR OTHER RIGHT TO A JUDICIAL HEARING PRIOR TO THE TIME THE SECURED PARTY DISPOSES OF ALL OR ANY PART OF THE COLLATERAL AS PROVIDED IN THIS SECTION; (ii) ALL RIGHTS OF REDEMPTION, STAY, OR APPRAISAL THAT IT NOW HAS OR MAY AT ANY TIME IN THE FUTURE HAVE UNDER ANY RULE OF LAW OR STATUTE NOW EXISTING OR HEREAFTER ENACTED; AND (iii) EXCEPT AS SET FORTH IN SUBSECTION (a) OF THIS SECTION, ANY REQUIREMENT OF NOTICE, DEMAND, OR ADVERTISEMENT FOR SALE.

10. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, any cash held by the Secured Party as Pledged Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Secured Party of its remedies as a secured creditor as provided in Section 9 shall be applied to the Obligations in accordance with the Note.

11. Duties of the Secured Party. So long as the Secured Party complies with its obligations, if any, under the Code, the Secured Party shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Pledged Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Pledged Collateral shall be borne by the Pledgors. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Pledged Collateral and shall not impose on it any duty to exercise such powers. Except as provided in Section 9-207 of the Code, the Secured Party shall have no duty with respect to the Pledged Collateral or any responsibility for taking any necessary steps to preserve rights against any Persons with respect to any Pledged Collateral.

12. GOVERNING LAW. THIS AGREEMENT AND THE OTHER INVESTMENT DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER INVESTMENT DOCUMENT IN RESPECT OF SUCH OTHER INVESTMENT DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

13. CONSENT TO JURISDICTION, SERVICE OF PROCESS AND VENUE. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF THE PLEDGORS OR THE SECURED PARTY, EACH OF THE PLEDGORS HEREBY CONSENTS AND AGREES THAT THE STATE COURTS OF CALIFORNIA, OR, AT THE OPTION OF THE SECURED PARTY, THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE PLEDGORS AND THE SECURED PARTY PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. THE PLEDGORS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE PLEDGORS HEREBY WAIVE ANY OBJECTION WHICH THE PLEDGORS MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. THE PLEDGORS HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE PLEDGORS PURSUANT TO SECTION 7 HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE PLEDGORS’ ACTUAL RECEIPT THEREOF OR THE NEXT BUSINESS DAY IF SENT BY A NATIONALLY RECOGNIZED COURIER FOR NEXT BUSINESS DAY DELIVERY. NOTHING IN THIS AGREEMENT SHALL BE

DEEMED OR OPERATE TO AFFECT THE RIGHT OF THE SECURED PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY THE SECURED PARTY OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

14. WAIVER OF JURY TRIAL, ETC.

(a) TO THE EXTENT PERMITTED AND ENFORCEABLE UNDER APPLICABLE LAW, EACH PLEDGOR AND THE SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE PLEDGORS AND THE SECURED PARTY REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS TO THE EXTENT PERMITTED AND ENFORCEABLE UNDER APPLICABLE LAW FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, AND SUBJECT TO THE ENFORCEABILITY OF THE FOREGOING WAIVER, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(b) IN THE EVENT THE WAIVER PROVIDED IN SECTION 14(a) IS DEEMED INEFFECTIVE, TO GIVE EFFECT TO THE PARTIES’ DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE OR RETIRED JUDGE APPLYING THE APPLICABLE LAW, THE PARTIES AGREE TO REFER, FOR A COMPLETE AND FINAL ADJUDICATION, ANY AND ALL ISSUES OF FACT OR LAW INVOLVED IN ANY LITIGATION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ALL DISCOVERY AND LAW AND MOTION MATTERS, PRETRIAL MOTIONS, TRIAL MATTERS AND POST-TRIAL MOTIONS (E.G. MOTIONS FOR RECONSIDERATION, NEW TRIAL AND TO TAX COSTS, ATTORNEY FEES AND PREJUDGMENT INTEREST)) UP TO AND INCLUDING FINAL JUDGMENT, BROUGHT TO RESOLVE ANY DISPUTE (WHETHER SOUNDING IN CONTRACT, TORT, UNDER ANY STATUTE OR OTHERWISE) BETWEEN AND AMONG ANY OF THE PARTIES HERETO, TO A JUDICIAL REFEREE WHO SHALL BE APPOINTED UNDER A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638. THE REFEREE’S DECISION WOULD STAND AS THE DECISION OF THE COURT, WITH JUDGMENT TO BE ENTERED ON HIS/HER STATEMENT OF DECISION IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE PARTIES HERETO SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE WITH AT LEAST FIVE YEARS OF JUDICIAL EXPERIENCE IN CIVIL MATTERS. IN THE EVENT THAT THE PARTIES HERETO CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. WITHOUT LIMITING OR AFFECTING ANY INDEMNITIES AVAILABLE TO THE SECURED PARTY, THE SECURED PARTY, ON THE ONE HAND, AND THE PLEDGORS, ON THE OTHER HAND, SHALL EQUALLY BEAR THE FEES AND

EXPENSES OF THE REFEREE (50% BY THE SECURED PARTY AND 50% BY THE PLEDGORS) UNLESS THE REFEREE OTHERWISE PROVIDES IN THE STATEMENT OF DECISION.

15. Amendments; Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Secured Party and such Pledgor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

16. No Waiver; Remedies, Etc. No remedy under this Agreement, under the Purchase Agreement, or any other Investment Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Agreement, under the Purchase Agreement, or any other Investment Document, and those provided by law. No failure on the part of the Secured Party to exercise, and no delay in exercising any right under this Agreement, any other Investment Document, or otherwise with respect to any of the Secured Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement, any other Investment Document, or otherwise with respect to any of the Secured Obligations preclude any other or further exercise thereof or the exercise of any other right. The remedies provided for in this Agreement or otherwise with respect to any of the Secured Obligations are cumulative and not exclusive of any remedies provided by law.

17. Notices. Unless otherwise specifically provided herein, all notices and other communications hereunder to the Secured Party shall be in writing and shall be mailed, sent or delivered in the manner provided for in the Purchase Agreement and all notices and other communications hereunder to any Pledgor shall be in writing and shall be mailed, sent or delivered, in care of such Pledgor, in accordance with the Purchase Agreement.

18. Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall: (i) subject to Sections 24 and 25, remain in full force and effect until the payment in full in cash of the Secured Obligations; (ii) be binding upon each Pledgor and its successors and assigns; and (iii) inure to the benefit of the Secured Party and its successors, transferees, and assigns. Subject to Sections 24 and 25, upon the full and final payment in cash of the Secured Obligations, and the full and final termination of any commitment to extend any financial accommodations under the Purchase Agreement, the security interests granted herein shall automatically terminate and all rights to the Pledged Collateral shall revert to the Pledgors.

19. Security Interest Absolute. To the maximum extent permitted by law, all rights of the Secured Party, all security interests hereunder, and all obligations of the Pledgors hereunder, shall be absolute and unconditional, irrespective of:

(a) any lack of validity or enforceability of any of the Secured Obligations or any other agreement or instrument relating thereto, including any of the Investment Documents, any change in the time, manner, or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Investment Documents or any other agreement or instrument relating thereto;

(b) any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any Investment Document; or

(c) any other circumstances that might otherwise constitute a defense available to, or a discharge of, any Pledgor.

To the maximum extent permitted by law, each Pledgor hereby waives any right to require the Secured Party to: (A) proceed against or exhaust any security held from Pledgor; or (B) pursue any other remedy in the Secured Party’s power whatsoever.

20. Section Headings. Headings and numbers have been set forth herein for convenience only and shall not constitute a part of this Agreement, or be given any substantive effect. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

21. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

22. Counterparts; Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, or binding effect hereof

23. Waiver of Marshaling. Each Pledgor and the Secured Party acknowledges and agrees that in exercising any rights under or with respect to the Pledged Collateral, the Secured Party: (i) is under no obligation to marshal any Pledged Collateral; (ii) may, in its absolute discretion, realize upon the Pledged Collateral in any order and in any manner it so elects; and (iii) shall apply the proceeds of any or all of the Pledged Collateral to the Secured Obligations in accordance with the Purchase Agreement. Each Pledgor and the Secured Party waive any right to require the marshaling of any of the Pledged Collateral.

24. Termination; Release. When the Secured Obligations have been paid in full in accordance with the terms of the Purchase Agreement, this Agreement shall terminate (subject to Section 25) and all rights in the Pledged Collateral shall revert to the Pledgors. The Secured Party, at the request and sole expense of the Pledgors will promptly execute and deliver to the Pledgors the proper instruments as the Pledgors shall reasonably request (including Uniform Commercial Code termination statements) acknowledging the termination of this Agreement, and will duly assign, transfer and deliver to the Pledgors, without recourse, representation or warranty of any kind whatsoever, such of the Pledged Collateral as may be in possession of the Secured Party and has not theretofore been disposed of, applied or released.

25. Revival and Reinstatement of Secured Obligations. If the incurrence or payment of the Secured Obligations by any Pledgor or the transfer by any Pledgor to the Secured Party of any property of such Pledgor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Secured Party is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Secured Party is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Secured Party related thereto, the liability of each Pledgor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

26. Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Secured Party or the Pledgors, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

IN WITNESS WHEREOF, the Pledgors and the Secured Party have caused this Agreement to be duly executed and delivered by their respective officers as of the date first written above.

PLEDGORS: CAPRIUS, INC.

By:	/s/ Dwight Morgan
	Name:	Dwight Morgan
	Title:	Chief Executive Officer

M.C.M. ENVIRONMENTAL TECHNOLOGIES, INC.

By:	/s/ Dwight Morgan
	Name:	Dwight Morgan
	Title:	Chief Executive Officer

M.C.M. ENVIRONMENTAL TECHNOLOGIES LTD.

By:	/s/ George Aaron
	Name:	George Aaron
	Title:	Chairman

[SIGNATURE PAGE TO PLEDGE AGREEMENT]

SECURED PARTY: VINTAGE CAPITAL GROUP, LLC

By:	/s/ Fred C. Sands
	Name:	Fred C. Sands
	Title:	Chairman

[SIGNATURE PAGE TO PLEDGE AGREEMENT]